Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398
DEL MAR HEIGHTS Las Vegas orange county SAN DIEGO SCOTTSDALE SILICON VALLEY washington d.c.

August 18, 2023

One Stop Systems, Inc.

2235 Enterprise Street #110

Escondido, California 92029

Re: One Stop Systems, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to One Stop Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 835,715 shares of common stock, $0.0001 par value per share (the “Shares”), of the Company, consisting of (i) 400,000 Shares issuable upon the exercise of non-qualified stock options (the “Inducement Options”) and (ii) 435,715 Shares issuable upon vesting and settlement of restricted stock units (the “Inducement RSUs,” and together with the Inducement Options, the “Inducement Awards”). The Inducement Awards were granted to certain employees of the Company outside of a stockholder approved equity incentive plan as an inducement material to entry into employment of such employees with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined the Registration Statement and exhibits thereto, related prospectuses, the agreements entered into in connection with the Inducement Awards (the “Inducement Award Agreements”), and such corporate records, documents, instruments and certificates of the

One Stop Systems, Inc.

August 18, 2023

Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied, without independent investigation, upon statements or certificates of public officials and officers of the Company. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Based upon, and subject to, the foregoing, and assuming that (i) the Company reserves for issuance an adequate number of authorized and unissued shares of common stock, (ii) when issued, the Shares are duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, (iii) each individual Inducement Award has been duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised or vested and settled, as applicable, in accordance with the requirements of applicable law and the Inducement Award Agreements, and (iv) in the case of the Inducement Options, the consideration required to be paid in connection with the issuance and sale of the Shares upon exercise of the Inducement Options is actually received by the Company as provided pursuant to the relevant Inducement Award Agreements, we are of the opinion that the Shares, when issued in accordance with Inducement the Award Agreements, will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP

DOCPROPERTY DocID \* MERGEFORMAT 125362-00000005/7179064.2